UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2021

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2021, Utz Brands, Inc. (the “Company” or “Utz”) announced several changes to its Executive Management Team. Such changes include, Cary Devore, our current Executive Vice President and Chief Financial Officer, has been named Executive Vice President and Chief Operating Officer of the Company, effective October 4, 2021. In this newly created position, Mr. Devore will work across the organization to help drive revenue growth, productivity, and operational excellence. In addition, he will continue to drive the Company’s strategic corporate initiatives including mergers and acquisitions, capital markets, and the project management office which houses all value creation and acquisition integration activities across the Company.

As Mr. Devore’s successor, the Company has named Ajay Kataria as the Executive Vice President and Chief Financial Officer of the Company, effective October 4, 2021. Mr. Kataria was the Company’s previous Executive Vice President of Finance and Accounting. Following the transition, Mr. Kataria will report to Dylan Lissette, the Company’s Chief Executive Officer. In addition to financial planning and analysis, supply chain finance, commercial finance, and information technology, which he oversees today, Mr. Kataria will assume responsibility for accounting, tax, and investor relations.

Additional information regarding Mr. Devore’s and Mr. Kataria’s age, background and experience is incorporated by reference from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2021 (the “Proxy Statement”).
Following their appointments, Mr. Devore’s annual base salary will remain at $500,000 per calendar year and Mr. Kataria’s annual base salary will increase effective as of October 4, 2021 to $450,000 per calendar year. Mr. Devore and Mr. Kataria will also be entitled to participate in the Company’s annual cash incentive award program, at a target amount equal to 75% of their respective salaries, and the Company’s other compensation and employee benefit plans described in the Proxy Statement as may be adjusted from time-to-time.
In addition Mr. Devore will be entitled to receive performance share units which settle into shares of the Company’s Class A Common Stock, calculated based on the 10-day volume weighted average closing price of a share of the Company’s Class A Common Stock through October 4, 2021. The performance share units earned will be based on a total shareholder return performance metric as measured against a peer group approved by the Company’s Compensation Committee or Board and in place as of October 4, 2021. Subject to the terms of the award agreement under which the performance share units are granted, such awards shall vest on December 31, 2024.
Item 7.01    Regulation FD Disclosure
A copy of the Company’s press release regarding the management transition described under Item 5.02 and setting forth certain other management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release (dated July 26, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: July 26, 2021
By: /s/ Cary Devore

Name: Cary Devore
Title: Executive Vice President, Chief Financial Officer